                                                                   EXHIBIT 10.20

--------------------------------------------------------------------------------


                          REGISTRATION RIGHTS AGREEMENT


                                      among


                         SOLO CUP INVESTMENT CORPORATION

                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                          dated as of February 27, 2004


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                    PAGE
ARTICLE I DEFINITIONS .................................................................1
     SECTION 1.1. Certain Defined Terms ...............................................1
     SECTION 1.2. Other Definitional Provisions; Interpretation .......................4

ARTICLE II REGISTRATION RIGHTS ........................................................4
     SECTION 2.1. Demand Registration .................................................4
     SECTION 2.2. Incidental Registration .............................................7
     SECTION 2.3. Registration Procedures .............................................9
     SECTION 2.4. Underwritten Offerings. ............................................12
     SECTION 2.5. Preparation; Reasonable Investigation ..............................13
     SECTION 2.6. Limitations, Conditions and Qualifications to Obligations under
          Registration Covenants .....................................................13
     SECTION 2.7. Expenses ...........................................................14
     SECTION 2.8. Indemnification ....................................................14
     SECTION 2.9. Participation in Underwritten Registrations ........................16
     SECTION 2.10. Rule 144 and Rule 144A ............................................17
     SECTION 2.11. Holdback Agreements ...............................................17
     SECTION 2.12. Registration Rights to Others .....................................17

ARTICLE III MISCELLANEOUS ............................................................18
     SECTION 3.1. Recapitalizations, Exchanges, Etc. .................................18
     SECTION 3.2. Excluded Shares ....................................................18
     SECTION 3.3. Termination ........................................................18
     SECTION 3.4. Amendments and Waivers .............................................18
     SECTION 3.5. Successors, Assigns and Transferees ................................18
     SECTION 3.6. Notices ............................................................18
     SECTION 3.7. Integration; Entire Agreement ......................................20
     SECTION 3.8. Further Assurances .................................................20
     SECTION 3.9. Delays or Omissions ................................................20
     SECTION 3.10. Governing Law; Jurisdiction; Waiver of Jury Trial .................20
     SECTION 3.11. Severability ......................................................20
     SECTION 3.12. Enforcement .......................................................21
     SECTION 3.13. Titles and Subtitles ..............................................21
     SECTION 3.14. No Recourse .......................................................21
     SECTION 3.15. Counterparts ......................................................21
     SECTION 3.16. Additional Management Investors ...................................21

          THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of February 27, 2004, between SOLO CUP INVESTMENT CORPORATION, a Delaware corporation (the "COMPANY"), and each of the stockholders of the Company whose name appears on the signature pages hereof (individually, an "INVESTOR STOCKHOLDER" and, collectively, the "INVESTOR STOCKHOLDERS").

                                    RECITALS

          WHEREAS, the Company and certain of the Investor Stockholders have entered into a Convertible Participating Preferred Stock Purchase Agreement, dated as of February 27, 2004 (the "PREFERRED STOCK PURCHASE AGREEMENT"), pursuant to which certain of the Investor Stockholders will purchase 240,000 newly issued shares of Convertible Participating Preferred Stock (as defined below), for an aggregate purchase price of $240 million;

          WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of Investor Stockholders to purchase the Convertible Participating Preferred Stock pursuant to the Preferred Stock Purchase Agreement; and

          WHEREAS, the Company has agreed to provide registration rights with respect to certain securities held by the Investor Stockholders to be effective on the terms provided for herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "AFFILIATE" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity interests after giving effect to the exercise, exchange or conversion of options, warrants or other securities owned or controlled by such Person which are exercisable, exchangeable or convertible into such equity interests or (iii) any director, officer, partner, trustee, or member of such Person or any Person specified in clause (i) or (ii) above or (iv) in the case of any Person specified in clause (i), (ii) or (iii) above who is an individual, Family Members of such Person.

          "AGREEMENT" shall mean this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BENEFICIAL OWNER" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "BOARD OF DIRECTORS" shall mean, unless otherwise specified hereunder, the Board of Directors of the Company.

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York are authorized or required by law to close.

          "CLOSING DATE" shall mean the date of the sale of Convertible Participating Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          "COMMON STOCK EQUIVALENTS" shall mean any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

          "COMMON STOCK REQUEST" shall have the meaning specified in Section 2.1(b).

          "CONVERTIBLE PARTICIPATING PREFERRED STOCK" shall mean the Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

          "EQUITY SECURITIES" shall mean any and all shares of Common Stock and Common Stock Equivalents.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "FAMILY MEMBER" means with respect to any individual (i) any member of the immediate family of such individual (which shall mean, any parent, spouse, child or other lineal descendants (including by adoption), brother or sister thereof or any spouse of any of the foregoing), (ii) each trust created for the benefit of such individual or in which one or more members of such individual's immediate family has a beneficial interest and (iii) any Person who is controlled by any such immediate family member or trust (including each custodian of property for one or more such Persons).

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HOLDINGS LLC" shall mean SCC Holding Company LLC, a Delaware limited liability company.

          "INVESTOR STOCKHOLDER" shall have the meaning assigned to such term in the Recitals.

          "IPO" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "IPO DATE" shall mean the first date of the issuance of Common Stock in an IPO.

          "LIQUIDITY EVENT" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "LOCK-UP PERIOD" shall have the meaning set forth in Section 2.11(a).

          "MANAGEMENT INVESTORS" shall mean the persons designated as such on the signature pages hereto.

          "NASD" shall have the meaning set forth in Section 2.3(m).

          "PERMITTED TRANSFEREE" shall mean any Person to whom any Investor Stockholder (or any direct or indirect permitted transferee thereof) Transfers securities in accordance with the terms of this Agreement, the Stockholders' Agreement (including, without limitation, Sections 3.5 and 3.7 thereof) and any other agreements with the Company by which such Transferor is bound (other than pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act) and who becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement.

          "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust, association, trust or business trust, unincorporated organization or joint venture, Governmental Authority or other entity of any nature whatsoever.

          "PREFERRED STOCK PURCHASE AGREEMENT" shall have the meaning assigned to such term in the Recitals.

          "PUBLIC OFFERING" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "REQUESTING STOCKHOLDER" shall have the meaning set forth in Section 2.1(a).

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SELLING STOCKHOLDERS" shall have the meaning set forth in Section 2.3(c).

          "SENIOR EXECUTIVE" shall mean Ronald L. Whaley.

          "SHELF FILING DATE" shall have the meaning set forth in Section
2.1(a).

          "SHELF REGISTRATION" shall have the meaning set forth in Section
2.1(a).

          "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2.1(a).

          "SHELF REQUEST DATE" shall have the meaning set forth in Section
2.1(a).

          "STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement dated as of the Closing Date among the Company, Solo Cup Company, a Delaware corporation, Vestar Investment, Vestar Investment II, VCP, the Management Investors and Holdings LLC, as amended in accordance with its terms.

          "TRANSFER" shall have the meaning assigned to such term in the Stockholders' Agreement.

          "VCP" shall mean Vestar Capital Partners IV, L.P., a Delaware limited partnership.

          "VESTAR" shall mean, collectively, VCP, Vestar Investment II and Vestar Investment.

          "VESTAR INVESTMENT II" shall mean Vestar Cup Investment II, LLC, a Delaware limited liability company and an Affiliate of VCP.

          "VESTAR INVESTMENT" shall mean Vestar Cup Investment, LLC, a Delaware limited liability company and an Affiliate of VCP.

          SECTION 1.2. OTHER DEFINITIONAL PROVISIONS; INTERPRETATION. (i) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

          (a) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock by reason of any reclassification (including, without limitation, any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock.

                                   ARTICLE II

                               REGISTRATION RIGHTS

          SECTION 2.1. DEMAND REGISTRATION.

          (a) SHELF REGISTRATION. Subject to the terms hereof, at any time after the IPO Date, but in no event during the Lock-up Period, (i) Vestar and, if Vestar shall cease to beneficially own any shares of Common Stock or if Vestar shall give its prior written consent thereto, any Permitted Transferee of Vestar, (ii) Holdings LLC and, if Holdings LLC shall cease to beneficially own any shares of Common Stock or if Holdings LLC shall give its prior written consent thereto, any Permitted Transferee of Holdings LLC or (iii) the Senior Executive and, if the Senior Executive shall give his prior written consent thereto, any Permitted Transferee of the Senior Executive; PROVIDED, HOWEVER, that the Senior Executive's and his Permitted Transferees' rights under
Section 2.1(a) and (b) shall only be effective following the date on which none of Vestar and its Affiliates are Stockholders (as defined in the Stockholders' Agreement) (each of such Persons referred to in clauses (i), (ii) and (iii) above referred to herein as a "REQUESTING STOCKHOLDER") may make a written request that the Company file a shelf registration statement (a "SHELF REGISTRATION STATEMENT") pursuant to Rule 415 promulgated under the Securities Act (a "SHELF REGISTRATION") providing for the sale by the Requesting Stockholder of all or part of the shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents held by such Requesting Stockholder (the date of such written request, the "SHELF REQUEST DATE"); PROVIDED, the request must specify the approximate number of shares of Common Stock to be registered. The Company shall use its reasonable best efforts to file such Shelf Registration Statement under the Securities Act at the earliest practicable date, but in any event not later than 90 days after the Shelf Request Date (the "SHELF FILING DATE"), and use its reasonable best efforts to have such Shelf Registration Statement thereafter declared effective by the SEC at the earliest practicable date. Subject to Section 2.6(a) hereof, the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective under Rule 415 of the Securities Act until the earlier to occur of (i) eighteen (18) months after the date such Shelf Registration Statement initially is declared effective by the SEC (plus a number of Business Days equal to the number of Business Days, if any, that the Shelf Registration Statement is not kept effective after the initial date of its effectiveness and prior to eighteen (18) months thereafter pursuant to Section 2.6(a) or otherwise), (ii) the day after the date on which all of the Common Stock covered by the Shelf Registration Statement has been sold pursuant to the Shelf Registration Statement or (iii) the first date on which there shall cease to be any Common Stock covered by such Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Requesting Stockholders whose Common Stock is included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the SEC.

          (b) NON-SHELF REGISTRATION. Subject to the terms and conditions hereof, at any time after the IPO Date and when a Shelf Registration Statement covering all shares of Common Stock is not effective, but in no event during the Lock-up Period, upon the written request (a "COMMON STOCK REQUEST") of a Requesting Stockholder that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents held by such Requesting Stockholder, the Company will use its reasonable best efforts to effect the registration under the Securities Act of such shares; PROVIDED, HOWEVER, (i) with respect to Vestar, that the shares of Common Stock covered by any such Common Stock Request shall constitute not less than one-quarter (1/4) of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the Closing Date; and (ii) with respect to the Senior Executive, that the shares of Common Stock covered by such Common Stock Request shall constitute no less than 50% of the shares of Common Stock then beneficially owned by the Senior Executive.

          (c) REGISTRATION STATEMENT FORM. Registrations under this Section 2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Common Stock being registered in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to consider in good faith for inclusion in any such registration statement all information which, in the opinion of counsel to the underwriters, if any, or the Requesting Stockholder is required to be included.

          (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and shall not be counted for purposes of Section 2.1(f) (i) in the case of a shelf registration under Section 2.1(a), unless a registration statement with respect thereto has been declared effective by the SEC and remains effective for the time period required by Section 2.1(a), other than primarily as a result of acts or omissions of any Selling Stockholder or any authorized agent thereof; (ii) in the case of a demand registration under Section 2.1(b), unless a registration statement with respect thereto has been declared effective by the SEC and remains effective for the time period required by Section 2.3(a), other than primarily as a result of acts or omissions of any Selling Stockholder or any authorized agent thereof, and 75% or more of the Common Stock requested to be sold by the Requesting Stockholder (after any cutbacks by the underwriters associated with market conditions but not including any cutbacks associated with
Section 2.2(a)) has been disposed of in accordance with such registration statement, other than primarily as a result of acts or omissions of any Selling Stockholder or any authorized agent thereof, or there shall cease to be any Common Stock covered by such registration statement; (iii) if after it has become effective, such registration becomes the subject of any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, other than primarily as a result of acts or omissions of any Selling Stockholder or any authorized agent thereof; or (iv) if, in the case of an underwritten offering as to which a registration is declared effective, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than by reason of any breach or failure by any Investor Stockholder or Permitted Transferee thereof, or are not otherwise waived.

          (e) TERMINATION OF REQUEST FOR REGISTRATION. An Investor Stockholder or Permitted Transferee that is a holder of Common Stock to be included in a registration statement may at any time prior to the effectiveness thereof terminate a request for registration by written notice to the Company and, upon receipt of such notice of the withdrawal from such Investor Stockholder or Permitted Transferee, the Company shall not effect the registration of such Common Stock. A requested registration terminated pursuant to this Section 2.1(e) shall be counted for purposes of Section 2.1(f) unless (i) the managing underwriter, if any, of any underwritten offering shall advise an Investor Stockholder or Permitted Transferee participating in such registration that the Common Stock covered by the registration statement cannot be sold in such offering within a price range acceptable to such Investor Stockholder or Permitted Transferee, provided such determination by the Investor Stockholder or its Permitted Transferee must be made within 10 Business Days of the selection of the underwriter, or (ii) such Investor

Stockholder or Permitted Transferee agrees to pay all of the costs and expenses of such terminated registration.

          (f) LIMITATIONS ON REGISTRATION ON REQUEST. Notwithstanding anything in this Section 2.1 to the contrary, in no event will (i) the Company be required to effect more than one registration pursuant to Section 2.1(b) within any 180 day period, (ii) Vestar and Permitted Transferees be entitled to more than four registrations in the aggregate pursuant to Sections 2.1(a) and 2.1(b) or to more than two registrations pursuant to Section 2.1(a), (iii) Holdings LLC and Permitted Transferees be entitled to more than six registrations in the aggregate pursuant to Sections 2.1(a) and 2.1(b) or more than three registrations pursuant to Section 2.1(a), (iv) the Senior Executive and Permitted Transferees be entitled to more than one registration in the aggregate pursuant to Sections 2.1(a) and 2.1(b), unless in the case of each of clauses
(ii), (iii) and (iv) above such Requesting Stockholder agrees to pay all of the costs and expenses of each such additional registration.

          (g) REGISTRATIONS OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to Section 2.1 hereof, no securities other than Common Stock shall be included among the securities covered by such registration unless the Requesting Stockholders and the Company shall have consented in writing to the inclusion of such other securities.

          (h) PRIORITY IN NON-SHELF REGISTRATION. In a registration pursuant to
Section 2.1 involving an underwritten Public Offering, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Investor Stockholders and Permitted Transferees by letter of its belief that the number of shares of Common Stock to be included in such offering would adversely affect its ability to effect such offering, including the price at which such Common Stock can be sold, then the Company will be required to include in such offering only that number of shares of Common Stock which it is so advised should be included in such offering. Shares of Common Stock proposed to be included by Vestar and its Permitted Transferees, on the one hand, and Holdings LLC and its Permitted Transferees, on the other hand, shall be given first priority on a one for one basis and shares of Common Stock proposed to be included by the Management Investors and their Permitted Transferees shall be included on a pro rata basis with the shares of Common Stock proposed to be included by Vestar and its Permitted Transferees based on the number of shares of Common Stock requested to be registered by such holders; shares of Common Stock proposed by the Company to be sold for its own account shall be given second priority; and all other shares of Common Stock shall be given third priority.

          SECTION 2.2. INCIDENTAL REGISTRATION.

          (a) RIGHT TO INCLUDE COMMON STOCK. So long as any Investor Stockholder and its Permitted Transferees beneficially own a number of shares of Common Stock equal to at least ten percent (10%) of the number of shares of Common Stock beneficially owned by it on the Closing Date, if the Company at any time after the IPO Date, when a Shelf Registration Statement covering all shares of Common Stock subject to registration hereunder is not effective, proposes to register any shares of Common Stock under the Securities Act (other than a registration filed by the Company in connection with the IPO or a registration on Form S-4 or S-8, or any successor form or other form promulgated for similar purposes), including registrations pursuant to Section 2.1(a) or 2.1(b), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to all Investor Stockholders and Permitted Transferees which notice, in any event, shall be given at least 30 days prior to such proposed registration. Upon the written request (which request shall specify the total number of shares of Common Stock intended to be disposed of by such Investor Stockholder and Permitted Transferee) of any Investor Stockholder and Permitted Transferee made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 or any successor form and (ii) such shorter period of time is required because of a planned filing date), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Common Stock held or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents by such Investor Stockholder and Permitted Transferee which the Company has been so requested to register for sale in the manner initially proposed by the Company. Prior to the effective date of the registration statement filed in connection with such registration, promptly following receipt of notification by the Company from the underwriter (if an underwritten offering) of a range of prices at which such securities are likely to be sold, the Company shall so advise each Investor Stockholder of such price, and if such price is below the minimum price which shall be acceptable to such Investor Stockholder, such Investor Stockholder shall then have the right irrevocably to withdraw its request to have its Common Stock included in such registration statement, by delivery of written notice of such withdrawal to the Company within three Business Days of its being advised of such price, without prejudice to the rights of any such holder to include Common Stock in any future registration (or registrations) pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Section 2.1 hereof, as the case may be. If the Company thereafter determines for any reason not to register or to delay registration of the Common Stock (provided, however, that such determination shall not violate any of the Company's obligations under this Agreement), the Company must give written notice of such determination to the Investor Stockholders and Permitted Transferees and (i) in the case of a determination not to register, shall be relieved of the obligation to register such Common Stock in connection with such registration, without prejudice, however, to any right the Requesting Stockholder may have to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Common Stock of any Investor Stockholder and Permitted Transferee for the same period as the delay in registration of such other securities. Except as otherwise expressly provided in Section 2.1, no registration effected under this Section 2.2(a) shall relieve the Company of any obligation to effect a registration under Section 2.1. Subject to Section 2.2(b), if any registration was initiated by the Company for its own account and involves an underwritten offering, each Requesting Stockholder shall sell its Common Stock on the same terms and conditions as those that apply to the Company.

          (b) PRIORITY IN INCIDENTAL REGISTRATIONS. In a registration pursuant to this Section 2.2 where the Company proposes to register any of its securities for its own account, if the managing underwriter of such underwritten offering shall inform the Company and the relevant Investor Stockholders and Permitted Transferees electing to participate pursuant to Section 2.2(a) by letter of its belief that the number of shares of Common Stock to be included in such registration would adversely affect its ability to effect such offering, including the price at which such Common Stock can be sold, then the Company will be required to include in such registration only that number of shares of Common Stock which it is so advised should be included in such offering. Shares of Common Stock proposed by the Company to be registered for issuance by the Company shall have the first priority in a registration pursuant to Section 2.2(a), shares of Common Stock owned by Investor Stockholders and Permitted Transferees to be registered hereunder shall be given second priority and all other shares of Common Stock shall be given third priority. As among (i) Vestar and its Permitted Transferees, (ii) Holdings LLC and its Permitted Transferees and (iii) the Management Investors and their respective Permitted Transferees, the priority set forth in Section 2.1(h) shall apply. In the case of any other registration contemplated by Section 2.2, the priority set forth in Section 2.1(h) shall apply.

          SECTION 2.3. REGISTRATION PROCEDURES. In connection with the Company's obligations pursuant to Sections 2.1 and 2.2 hereof, the Company will use all reasonable best efforts to effect such registration and the Company will promptly:

          (a) Prepare and file with the SEC as soon as practicable after request for registration hereunder the requisite registration statement to effect such registration and use all reasonable best efforts to cause such registration statement to become effective and to remain continuously effective (i) in the case of registrations under Section 2.1(a) for the period of time specified therein and (ii) in the case of other registrations hereunder, until the earlier to occur of (x) 180 days following the date on which such registration statement is declared effective or (y) the termination of the offering being made thereunder;

          (b) (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period of time specified in Section 2.3(a) and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplements to such prospectus, and, at the written request of any such seller of Common Stock, furnish to such sellers a reasonable number of copies of such supplements and amendments and (ii) provide notice to such sellers and the managing underwriter, if any, of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (c) Furnish to each Investor Stockholder and Permitted Transferee which owns shares of Common Stock covered by such registration statement (the "SELLING STOCKHOLDERS") and the managing underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, as may reasonably be requested by such Selling Stockholder;

          (d) Use reasonable best efforts (i) to register or qualify all shares of Common Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions in the United States where an exemption is not available as the Selling Stockholders shall reasonably request, (ii) subject to Section 2.6(a), to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of such Common Stock, PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject itself to taxation in any such jurisdiction, take any action which would subject it to general service of process in any such jurisdiction or amend its certificate of incorporation or bylaws;

          (e) Notify the Selling Stockholders and the managing underwriter, if any, promptly, and, if requested by such person, confirm such advice in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided with respect to clause (v), notice shall only be required if a prospectus relating thereto is required to be delivered under the Securities Act;

          (f) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the registered securities for sale in any jurisdiction, as promptly as practicable;

          (g) Upon the occurrence of any event contemplated by clause (e)(v) above, and so long as a prospectus relating thereto is required to be delivered under the Securities Act, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (h) Use reasonable best efforts to furnish to the Selling Stockholders a signed counterpart, addressed to the Selling Stockholders and the underwriters, if any, of (A) an opinion of counsel for the Company, and (B) a "comfort" letter, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and dated the dates such opinions and comfort letters are customarily dated;

          (i) Otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other Governmental Authority having jurisdiction over the offering, and make available to the Selling Stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first calendar quarter after the effective date of a registration statement pursuant to which shares of Common Stock are sold, which statement shall cover such 12-month period;

          (j) Cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock to be sold; and enable such shares of Common Stock to be in such denominations and registered in such names as the Selling Stockholders or the managing underwriters, if any, may request at least two Business Days prior to any sale of shares of Common Stock to the underwriters;

          (k) Use commercially reasonable best efforts to cause the shares of Common Stock covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholder(s) or the underwriters, if any, to consummate the disposition of such shares of Common Stock;

          (l) If requested by the managing underwriters, if any, or the holders of a majority of the shares of Common Stock covered by the registration statement, cause all shares of Common Stock covered by the registration statement to be (i) listed on each securities exchange, if any, on which securities of such class, series and form issued by the Company, if any, are then listed or (ii) authorized to be quoted on the Nasdaq National Market if the Common Stock so qualifies to be so quoted;

          (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

          (n) As needed, provide a transfer agent and registrar for the Common Stock covered by a registration statement no later than the effective date thereof; and

          (o) As soon as practicable prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Selling Stockholders and to the managing underwriters, if any, and make the Company's representatives reasonably available for discussion of such document upon written request and consider in good faith making such changes in such document prior to the filing thereof as counsel for such Selling Stockholders or underwriters may reasonably request.

          The Company may require each Selling Stockholder to furnish to the Company such information regarding such Selling Stockholder and the distribution of such securities as the Company may from time to time reasonably request in order to comply with the Securities Act.

          The Selling Stockholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e)(ii), (iii), (iv) or (v) hereof, they will forthwith discontinue disposition pursuant to such registration statement of any shares of Common Stock as the case may be, covered by such registration statement or prospectus until their receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until they are advised in writing by the Company that the use of the applicable prospectus may be resumed (and the period of such discontinuance shall be excluded from the calculation of the period specified in clause (x) of Section 2.3(a)) and, if so directed by the Company, will deliver to the Company (at the Company's expense, except as otherwise provided in Section 2.1(e)) all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Selling Stockholders agree to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel for the Selling Stockholders covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.

          SECTION 2.4. UNDERWRITTEN OFFERINGS.

          (a) DEMAND UNDERWRITTEN OFFERINGS. In any underwritten offering pursuant to a registration requested under Section 2.1(b), the Company will use reasonable best efforts to enter into an underwriting agreement for such offering with the underwriters selected by the Requesting Stockholder, such agreement and underwriters to be reasonably satisfactory in form and substance to the Company, the Requesting Stockholder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Selling Stockholders who hold shares of Common Stock to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that the Selling Stockholders, severally and not jointly, make customary representations and warranties to and for the benefit of such underwriters and the Company with respect to such Selling Stockholder and the securities such Selling Stockholder proposes to sell in such offering.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any shares of its Common Stock under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company and the Selling Stockholders who hold shares of Common Stock to be distributed by such underwriters in accordance with Section 2.2 hereof shall be parties to the underwriting agreement with such underwriters and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to their obligations. The Company may, at its option, require that the Selling Stockholders, severally and not jointly, make customary representations and warranties to and for the benefit of such underwriters and the Company with respect to such Selling Stockholder and the securities such Selling Stockholder proposes to sell in such offering.

          SECTION 2.5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Stockholders, the underwriters and their respective counsel and accountants the opportunity (but such Persons shall not have the obligation) to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and, to the extent practicable, each amendment thereof or supplement thereto, and will give each of them such access to its books and records (to the extent customarily given to the underwriters of the Company's securities), and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Selling Stockholders' and the underwriters' respective outside counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          SECTION 2.6. LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company to use its reasonable best efforts to cause shares of Common Stock to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall be entitled to postpone for a reasonable period of time the filing or effectiveness of, or suspend the rights of Selling Stockholders to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder (but the duration of such postponement or suspension may not exceed the earlier to occur of (w) 5 Business Days after the cessation of the circumstances described in clauses (i) and (ii) below or (x) 120 days after the date of the determination of the Board of Directors referred to below, and the duration of such postponement or suspension shall be excluded from the calculation of the period specified in clause (x) of Section 2.3(a)) if the Board of Directors of the Company determines in good faith that (i) there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be materially adverse to the Company's interests or (ii) the Company is preparing to or has filed a registration statement with the SEC, and if filed such registration statement has not yet been declared effective, the Company is using its reasonable best efforts to have such registration statement declared effective and the underwriters, if any, with respect to such registration advise that such registration would be adversely affected. If the Company shall so delay the filing of a registration statement, it shall, as promptly as possible, notify the Selling Stockholders of such determination, and the Selling Stockholders shall have the right (y) in the case of a postponement of the filing or effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of the Company's notice or (z) in the case of a suspension of the right to make sales, to receive an extension of the registration period equal to the number of days of the suspension.

          (b) The Company shall not be required hereby to include shares of Common Stock in a registration statement if the beneficial owner of such Common Stock seeking registration can obtain, after making a good faith attempt to so obtain, a written opinion of its outside counsel that such beneficial owner would be free to sell all of such shares of Common Stock within the current calendar quarter under Rule 144 under the Securities Act.

          (c) The Company's obligations shall be subject to the obligations of the Selling Stockholders, which the Selling Stockholders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement.

          (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto.

          SECTION 2.7. EXPENSES. Except as otherwise provided in Section 2.1(f), the Company will pay all expenses incident to the Company's performance of or compliance with this Agreement (whether or not such registration shall become effective and whether or not all or any portion of the Common Stock originally requested to be included in such registration are ultimately included in such registration), including any and all registration and filing fees payable to the SEC, fees incurred in connection with the listing or quotation of the Common Stock, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a single firm of outside counsel for the underwriters in connection with blue sky qualifications of the Common Stock being registered and determination of its eligibility for investment under the laws of such jurisdictions as the Selling Stockholders may request), printing expenses, fees and disbursements of counsel and accountants of the Company, including costs associated with comfort letters, and fees and expenses of other Persons retained by the Company, but excluding underwriters' expenses (including discounts, commissions or fees of underwriters and expenses included therein, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities being registered or legal expenses of any Person other than the Company and the Selling Stockholders as provided below) but including the fees and expenses of any qualified independent underwriter required to participate in such registration pursuant to applicable law or the requirements of the NASD. The Company shall, in any event in all cases, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of securities law liability insurance and rating agency fees, if any. In connection with a registration under Section 2.1 or 2.2, the Company shall reimburse Selling Stockholders covered by such registration for the reasonable fees and expenses of one counsel chosen by the holders of a majority of the shares of Common Stock covered by such registration. To the extent expenses are not required to be paid by the Company under this Section 2.7, each Selling Stockholder shall pay those expenses allocable to the registration of the holder's Common Stock so included, and any expenses not so allocable shall be borne by all Selling Stockholders in proportion to the aggregate selling price of the securities to be so registered.

          SECTION 2.8. INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In connection with any registration pursuant hereto, the Company shall indemnify and hold harmless, to the extent permitted by law, each Selling Stockholder and its officers, directors, agents and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any loss, claim, damage, liability or expense resulting from the failure to keep a prospectus current, except insofar as the same (i) are caused by or contained in any information relating to such holder furnished in writing to the Company by such holder expressly for use therein or (ii) are caused by such holder's failure to deliver a copy of the current prospectus simultaneously with or prior to such sale after the Company has furnished such holder with a sufficient number of copies of such prospectus correcting such material misstatement or omission or (iii) arise in respect of any offers to sell or sales made during any period when a holder is required to discontinue sales under Section 2.3(e) (and after such holder has received the notice contemplated by Section 2.3(e)). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such Persons (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Selling Stockholders, and shall enter into an indemnification agreement with such Persons containing such terms, if requested. Notwithstanding any other provision of this Agreement to the contrary, the Company shall have no obligation to indemnify under this Section 2.8 to the extent any such losses, claims, damages or liabilities are incurred as a result of such indemnitee's bad faith, willful misconduct or gross negligence.

          (b) INDEMNIFICATION BY STOCKHOLDERS. In connection with each registration statement effected pursuant hereto, each Selling Stockholder shall, severally but not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, each other Selling Stockholder and their respective directors, officers, agents and employees and each Person who controls the Company and each other Selling Stockholder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to such Selling Stockholder and is contained in any information furnished in writing by such Selling Stockholder or any of its Affiliates to the Company expressly for inclusion in such registration statement or prospectus. In no event shall the liability of any Selling Stockholder hereunder be greater in aggregate amount than the dollar amount of the proceeds actually received by such Selling Stockholder upon the sale of the securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall give prompt notice to the indemnifying party of any claim with respect to which it shall seek indemnification and shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party shall have agreed to pay such fees or expenses or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (iii) in the opinion of outside counsel to such Person there may be one or more legal defenses available to such Person which are different from or in addition to those available to the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an irrevocable written release from all liability and claims that are subject matter of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of outside counsel to an indemnified party a conflict of interest as to the subject matter exists between such indemnified party and another indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel for such indemnified party.

          (d) CONTRIBUTION. If for any reason the indemnification provided for herein is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated hereby, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that in no event shall the liability of any Selling Stockholder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Selling Stockholder upon the sale of securities giving rise to such indemnification and contribution obligation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) ADVANCES. Expenses required to be paid pursuant to this Section
2.8 shall be paid periodically during the course of any investigation or defense, as and when incurred, provided that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

          SECTION 2.9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Investor Stockholder or Permitted Transferee may participate in any underwritten registration hereunder unless such Investor Stockholder or Permitted Transferee
(a) agrees to sell its shares of Common Stock on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that all such documents shall be consistent with the provisions hereof.

          SECTION 2.10. RULE 144 AND RULE 144A. The Company hereby covenants that after it has filed (i) a registration statement (and such registration statement has been declared effective) pursuant to the requirements of Section 12 of the Exchange Act or (ii) a registration statement (and such registration statement has been declared effective) pursuant to the requirements of the Securities Act, in each case, in respect of Common Stock, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor Stockholder or Permitted Transferee, make publicly available other information so long as necessary to permit sales by such Investor Stockholder or Permitted Transferee under Rule 144 under the Securities Act, as such Rule may be amended, Rule 144A under the Securities Act, as such Rule may be amended, or any similar rules or regulations hereafter adopted by the SEC) and will take such further action as any Investor Stockholder or Permitted Transferee may reasonably request to the extent required from time to time to enable such Investor Stockholder or Permitted Transferee to sell shares of Common Stock under Rule 144, Rule 144A or any similar rules or regulations hereafter adopted by the SEC.

          SECTION 2.11. HOLDBACK AGREEMENTS.

          (a) Each Investor Stockholder and Permitted Transferee agrees in connection with an underwritten Public Offering not to effect any public sale or distribution (including sales pursuant to Rule 144) of Common Stock or Common Stock Equivalents during the 10 days prior to the effective date of such registration statement under the Securities Act and thereafter until all shares included in such offering have been sold by the underwriter(s) thereof (not to exceed 90 days or, in the case of an IPO, such longer period not in excess of 180 days as required by the underwriters managing the Public Offering (the "LOCKUP PERIOD"), except for sales of such securities as part of such underwritten Public Offering or unless the underwriters managing the registered public offering otherwise agree.

          (b) If the Company has filed a registration statement pursuant to
Section 2.1(b), unless otherwise agreed to by a majority of the Selling Stockholders, the Company agrees not to effect any primary public sale or distribution of any Common Stock (other than a registration on Form S-4 or S-8 or any successor form promulgated for similar purposes) during the Lock-up Period of any registration statement in which any Investor Stockholder or Permitted Transferee is participating in connection with an underwritten Public Offering, if and to the extent reasonably requested in writing (with reasonable prior notice) by the managing underwriter(s) of the underwritten Public Offering.

          (c) In connection with Sections 2.11(a) and (b), the parties agree to enter into such customary agreements with the underwriters managing the Public Offering as may be reasonably requested by such underwriters.

          SECTION 2.12. REGISTRATION RIGHTS TO OTHERS. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided to the holders of Common Stock in, or conflict (in a manner that adversely affects holders of Common Stock) with any other provisions included in, this Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.1. RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          SECTION 3.2. EXCLUDED SHARES. Notwithstanding anything in this Agreement to the contrary, the Common Stock ownership of Vestar, Holdings LLC and the Senior Executive and their respective Permitted Transferees under Sections 2.1(a), 2.1(b) and 2.2(a) shall in all cases exclude Common Stock purchased in a Public Offering or in a brokers' transaction (as defined in Rule 144(g) under the Securities Act) after the IPO Date and in no event may such Common Stock be included in any registration statement hereunder.

          SECTION 3.3. TERMINATION. This Agreement shall terminate, and thereby become null and void, (A) in its entirety, on the date on which none of the Investor Stockholders and their Permitted Transferees beneficially own any Common Stock, and (B) as to any particular shares of Common Stock, on the date on which they are sold or are able to be sold pursuant to a registration statement under the Securities Act or are sold pursuant to Rule 144 under the Securities Act.

          SECTION 3.4. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Investor Stockholder unless such modification, amendment or waiver is approved in writing by (i) the Company,
(ii) each of Holdings LLC and Vestar, so long as it and its Affiliates beneficially own Common Stock, and (iii) by Investor Stockholders which beneficially own Common Stock representing at least a majority of the shares of Common Stock subject to this Agreement at such time. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          SECTION 3.5. SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and, subject to the terms of the Stockholders' Agreement, permitted assigns.

          SECTION 3.6. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being delivered to a recognized courier (whose stated terms of delivery are three days or less to the destination of such notice) or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          if to Vestar:

          Vestar Capital Partners IV, L.P.
          245 Park Avenue
          41st Floor
          New York, New York 10167-4098
          Attention: Norman Alpert
          Telecopy: (212) 808-4922

          with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, New York 10017
          Attention: Peter J. Gordon
          Telecopy: (212) 455-2502

          if to the Company, to:

          Solo Cup Investment Corporation
          1700 Old Deerfield Road
          Highland Park, Illinois 60035
          Attention: Ronald L. Whaley
          Telecopy: (847) 831-5849

          if to Holdings LLC, to:

          SCC Holding Company LLC
          1700 Old Deerfield Road
          Highland Park, Illinois 60035
          Attention: Ronald L. Whaley
          Telecopy: (847) 831-5849

          in each case, with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          333 West Wacker Drive
          Chicago, Illinois 60606
          Attention: Brian W. Duwe, Esq.
          Telecopy: (312) 407-0411
          if to the Management Investors, to
          them at the addresses or telecopy
          numbers set forth in the books and records of the Company

          SECTION 3.7. INTEGRATION; ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way; PROVIDED that the parties to this Agreement acknowledge and agree that the rights and restrictions set forth in this Agreement are in addition to, and not in replacement of, the rights, restrictions and obligations set forth in the Preferred Stock Purchase Agreement and the Stockholders' Agreement

          SECTION 3.8. FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder. In particular, in connection with any Liquidity Event, the parties agree to cooperate with each other to structure the transaction to be as mutually tax efficient as possible.

          SECTION 3.9. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          SECTION 3.10. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          SECTION 3.11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 3.12. ENFORCEMENT. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          SECTION 3.13. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          SECTION 3.14. NO RECOURSE. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor Stockholder or the Company or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor Stockholder or the Company or any current or future member of any Investor Stockholder or the Company or any current or future director, officer, employee, partner or member of any Investor Stockholder or the Company or of any Affiliate or assignee thereof, as such for any obligation of any Investor Stockholder or the Company under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          SECTION 3.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

          SECTION 3.16. ADDITIONAL MANAGEMENT INVESTORS. Any employee or director of any of the Company and its subsidiaries who becomes party after the date hereof to an agreement pursuant to which he or she receives Equity Securities may become a party hereto and may become bound hereby by entering into a supplementary agreement with the Company agreeing to be bound by the terms hereof in the same manner as the Management Investors. Each such supplementary agreement shall become effective upon its execution by the Company and such employee or director, and it shall not require the signature or consent of any other party hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                SOLO CUP INVESTMENT CORPORATION


                                By: /s/ Ronald L. Whaley
                                   --------------------------------------------
                                   Name:  Ronald L. Whaley
                                   Title: President and Chief Operating Officer


                                SCC HOLDING COMPANY LLC


                                By: /s/ Ronald L. Whaley
                                   --------------------------------------------
                                   Name:  Ronald L. Whaley
                                   Title: Chief Financial Officer


                [Signature Page to Registration Rights Agreement]

                                VESTAR CAPITAL PARTNERS IV, L.P.

                                By:  Vestar Associates IV, L.P.,
                                     its general partner

                                By:  Vestar Associates Corporation IV,
                                     its general partner


                                By: /s/ John Woodard
                                   --------------------------------------------
                                   Name:
                                   Title: Managing Director


                                VESTAR CUP INVESTMENT, LLC

                                By:  Vestar Capital Partners IV, L.P.,
                                     its managing member

                                By:  Vestar Associates IV, L.P.,
                                     its general partner

                                By:  Vestar Associates Corporation IV,
                                     its general partner


                                By: /s/ John Woodard
                                   --------------------------------------------
                                   Name:
                                   Title: Managing Director


                                VESTAR CUP INVESTMENT II, LLC

                                By:  Vestar Capital Partners IV, L.P.,
                                     its managing member

                                By:  Vestar Associates IV, L.P.,
                                     its general partner

                                By:  Vestar Associates Corporation IV,
                                     its general partner


                                By: /s/ John Woodard
                                   ---------------------------------------------
                                   Name:
                                   Title: Managing Director


                [Signature Page to Registration Rights Agreement]

                                MANAGEMENT INVESTORS:


                                 /s/ Ronald L. Whaley
                                ------------------------------------------------
                                Ronald L. Whaley


                [Signature Page to Registration Rights Agreement]